UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 8, 2021

PERELLA WEINBERG PARTNERS

(Exact name of Registrant as specified in its charter)

Delaware	001-39558	84-1770732
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue New York, NY	10153
(Address of principal executive offices)	(Zip Code)

(212) 287-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PWP	Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Class A common stock	PWPPW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 29, 2020, Perella Weinberg Partners (formerly known as FinTech Acquisition Corp. IV) (the “Company”), FinTech Investor Holdings IV, LLC, FinTech Masala Advisors, LLC, PWP Holdings LP (“PWP OpCo”), PWP GP LLC (“PWP GP”), PWP Professional Partners LP (“Professional Partners”) and Perella Weinberg Partners LLC (“Professionals GP”) entered into a Business Combination Agreement pursuant to which, on the terms and conditions set forth therein, among other things: (i) the Company agreed to acquire newly issued common units of PWP OpCo in exchange for cash; (ii) Professional Partners agreed to contribute the equity interests of PWP GP to the Company; (iii) the Company agreed to issue a number of new shares of Company Class B-1 common stock to PWP OpCo for distribution to Professional Partners; and (iv) the Company agreed to issue a number of new shares of Company Class B-2 common stock to PWP OpCo for distribution to certain investor limited partners of PWP OpCo (collectively, the “Business Combination”).

On February 5, 2021, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement (the “Preliminary Proxy Statement”) seeking approval of the Company’s stockholders of certain matters related to the Business Combination.

On March 2, 2021, John Pels (“Plaintiff”) commenced an action in the Court of Chancery of the State of Delaware, captioned Pels v. FinTech Acquisition Corp, IV, et al., C.A. No. 2021-0184-LWW (Del. Ch.) (the “Action”), challenging the Business Combination and asserting claims against the Company, Betsy Z. Cohen, Daniel G. Cohen, Brittain Ezzes, Madelyn Antoncic, Laura S. Kohn, Jan Rock Zubrow, Peter A. Weinberg, Joseph R. Perella, Robert K. Steel, Dietrich Becker, Andrew Bednar, Jorma Ollila, Ivan G. Seidenberg, Jane C. Sherburne, Professional Partners and Professionals GP. The complaint in the Action alleged that (i) the proposed Stockholders Agreement rendered the incoming board of directors of the Company powerless as it delegated excess power to certain Class B stockholders, allegedly in contravention of Delaware law; (ii) the proposed corporate opportunity waiver in the Second Amended and Restated Certificate of Incorporation of the Company (the “Charter”) was too broad, allegedly in contravention of Delaware law; and (iii) the Preliminary Proxy Statement failed to disclose material information to stockholders.

After the Action was filed, and without admitting that the allegations in the Action had any merit, on March 29, 2021, the Company filed Amendment No. 1 to the Preliminary Proxy Statement, which mooted two of Plaintiff’s claims in the Action by (i) incorporating by reference the Stockholders Agreement into the Charter; and (ii) providing that the corporate opportunity waiver in the Charter is limited “to the fullest extent permitted by law” (the “Mooting Governance Changes”). Thereafter, and without admitting that the allegations in the Action had any merit, the Company determined to include additional disclosures in a supplement to the Preliminary Proxy Statement filed by the Company with the SEC on June 11, 2021 in the form of a Current Report on Form 8-K (the “Supplemental Disclosures”), which mooted Plaintiff’s disclosure claims.

On July 1, 2021, the Court approved a stipulation under which Plaintiff voluntarily dismissed the Action with prejudice as to himself only, but without prejudice as to any other putative class member. The Court retained jurisdiction solely for the purpose of adjudicating any application of Plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses in connection with the Mooting Governance Changes and/or the Supplemental Disclosures. The Company subsequently agreed to pay $225,000.00 to Plaintiff’s counsel for attorneys’ fees and expenses in full satisfaction of the claim for attorneys’ fees and expenses in the Action. The Court has not been asked to review, and will pass no judgment on, the payment of the attorneys’ fees and expenses or their reasonableness.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERELLA WEINBERG PARTNERS

By:	/s/ Gary Barancik
Name:	Gary Barancik
Title:	Chief Financial Officer

Date: November 8, 2021